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                                                                    EXHIBIT 99.1

                         MAGELLAN PETROLEUM CORPORATION
                      ANNOUNCES OFFER FOR MINORITY INTEREST
                     IN MAGELLAN PETROLEUM AUSTRALIA LIMITED

HARTFORD, Conn., United States, SYDNEY, Australia October 18, 2005 - Magellan Petroleum Corporation (NASDAQ Capital Market - trading symbol MPET) ("Magellan") today announced its intention to commence an exchange offer (the "Offer") to acquire all of the ordinary shares of Magellan Petroleum Australia Limited ("MPAL") (Australian Stock Exchange - code MAG) that it does not currently own. Magellan currently has a 55.13% ownership interest in MPAL.

     The Offer consideration will be seven (7) newly-issued shares of Magellan common stock for each ten (10) outstanding MPAL shares. If the Offer is successful, new Magellan shares will be issued to MPAL's Australian shareholders in the form of CDIs (CHESS Depository Interests), which will be listed on the Australian Stock Exchange ("ASX").

     Based on Magellan's closing share price of US$1.93 on October 17, 2005 on the NASDAQ Capital Market and an A$/US$ exchange rate of 0.75, the Offer values MPAL at A$84.1 million in total (including the shares currently owned by Magellan), or A$1.80 per share. Accordingly, the proposed consideration in aggregate for the 44.87% of MPAL's shares which Magellan does not already own is approximately 14.7 million Magellan shares, with an aggregate value of A$37.7 million based on the above.

     Magellan has retained TM Capital Corp. of New York, N.Y. and Baron Partners Limited of Sydney, Australia to serve as its financial advisers in relation to the Offer.

     The Offer consideration exceeds the highest price at which MPAL shares have traded since January 2003 and represents a premium of:

     - approximately 28% to MPAL's volume weighted average price of A$1.41 in the 3-month period prior to this announcement; and

     - approximately 33% to MPAL's closing share price of A$1.35 on October 18, 2005.

     Following successful completion of the Offer and the compulsory acquisition, non-Magellan shareholders of MPAL would collectively own approximately 36.3% of Magellan's issued and outstanding shares.


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OFFER TIMING & CONDITIONS

     Magellan intends, as soon as practicable, to file with the U.S. Securities and Exchange Commission a Registration Statement on Form S-4, which will contain a prospectus/proxy statement in connection with the proposed Offer.

     A Bidder's Statement will be filed with ASX and the Australian Securities and Investments Commission as soon as practicable. A copy of the Bidder's Statement will also be posted to MPAL shareholders and made available on Magellan's website at: www.magpet.com.

     Magellan anticipates that the Offer will remain open for a minimum of eight
(8) weeks after the dispatch of the Bidder's Statement to MPAL's shareholders.

     The Offer will be subject to certain conditions including Magellan acquiring at least 90% of MPAL's outstanding shares on or before the end of the prescribed Offer Period, and approval of the issuance of Magellan common stock in the Offer by Magellan's shareholders at the upcoming 2005 annual meeting of shareholders. Other conditions to the Offer are more fully described in the attached Schedule A.

BENEFITS TO MPAL SHAREHOLDERS

     Magellan believes that the benefits of the Offer for MPAL and its shareholders are numerous. While retaining an interest in the underlying MPAL assets and business prospects, MPAL shareholders will enjoy the following benefits:

     - a value premium of 28% on MPAL's volume weighted average trading price on the ASX for the last 3 months;

     - shares in a more liquid security with significantly higher average trading volumes;

     -    potentially cheaper access to capital;

     - potential cost savings from organisational efficiencies arising from the simplified capital structure;

     -    tax roll-over relief under Australian law; and

     -    full alignment of the strategies of both companies.

     Magellan's Chairman, Mr. Walter McCann, said: "We believe that the current shareholding structure of MPAL is not necessarily in the best interests of either Magellan or MPAL shareholders. We also believe that the existing ownership structure has not provided optimal benefits in transparency as to pricing or market understanding of MPAL's assets nor fostered liquidity or access to capital in either the United States or Australia. We believe that a successful takeover will lead to a stronger company which will be better positioned to thrive in the current competitive atmosphere and to improve overall shareholder returns."


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MAGELLAN'S INTENTIONS IF THE OFFER IS SUCCESSFUL

     It is Magellan's present intention, following the completion of the Offer, to maintain the current board of directors of MPAL and to own 100% of MPAL's outstanding shares.

     Magellan's specific intentions for the near term future of MPAL will be described in Magellan's relevant U.S. and Australian regulatory filings. In summary, Magellan envisages the following with respect to the continuation of the business, the position of the employees and the protection of MPAL's assets:

     - BUSINESS: Magellan expects MPAL to continue as an oil and gas exploration and production company in substantially the same manner as it is presently operated.

     - BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT: Magellan will maintain the current board of directors. Magellan will also seek to retain key members of the MPAL executive management team, whose performance will continue to be reviewed in line with current procedures. Additional members of the executive management team will be added, as appropriate.

     - EMPLOYEES AND CONSULTANTS: Magellan intends to continue the monitoring and review process which is currently in place in regard to MPAL's employees and the usage of consultancy services.

     - HEADQUARTERS: MPAL, as a wholly-owned subsidiary of Magellan, will continue to be headquartered in Brisbane. Magellan's headquarters will continue to be based in Hartford, Connecticut, USA.

     - MPAL BUSINESS POLICIES AND PRACTICES: Consistent with Magellan's enhanced ownership position, Magellan intends to continue to review MPAL's important business policies and practices, including corporate governance, exploration and development efforts, capital expenditures, existing and planned joint ventures, acquisition prospects, and investment policies, with the aim to maximise overall shareholder return.

     - STRATEGIC INITIATIVES: Magellan intends to continue to review strategic options in light of the new ownership structure, in cooperation with the MPAL Board, its executive management, and taking into account the strategic review undertaken by MPAL's Business Development Committee.

     - CASH RESOURCES: Magellan believes that MPAL's existing cash resources are currently sufficient to continue its business without a major effort to raise additional capital.

     - OTHER ACTIONS: Magellan intends to undertake all other actions consistent with Magellan's role and the interests of the combined companies and the shareholders.


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     -    COMPULSORY ACQUISITION: If the Offer is successful, Magellan will proceed with the compulsory acquisition of the remaining MPAL shares in accordance with the provisions of the Corporations Act.

     - REMOVAL FROM OFFICIAL LIST: Magellan intends to request ASX to remove MPAL from the Official List of the ASX following successful completion of the Offer.

     The statements described above reflect Magellan's current intentions only, which may change as new information becomes available or as circumstances change.

ABOUT MAGELLAN

     Magellan was established in 1957, and was incorporated in the State of Delaware in 1967. Magellan's common stock is quoted on the NASDAQ Capital Market (symbol: MPET). The company is engaged in the sale of oil and gas resulting from the exploration for and development of oil and gas reserves. Magellan's most significant asset is its 55.13% equity ownership interest in MPAL. Magellan also has a direct 2.67% carried interest in the Kotaneelee Gas Field in the Yukon Territory of Canada. Magellan has approximately 6,750 record shareholders.

ABOUT MPAL

     MPAL was established in 1964, and is headquartered in Brisbane, Australia. MPAL shares are quoted on the ASX. The company is engaged in the sale of oil and gas resulting from the exploration for and development of oil and gas reserves. The company's oil and gas production assets are principally located in the Amadeus Basin of the Northern Territory in Australia, where MPAL operates the Palm Valley gas field. Other reserves and prospects are located elsewhere in Australia, and also in New Zealand and the United Kingdom. MPAL has approximately 1,790 record shareholders.

FORWARD LOOKING STATEMENTS

     Statements in this release which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. These statements about Magellan and MPAL relate to their businesses and prospects, revenues, expenses, operating cash flows, the benefits of the proposed Offer, and other matters that involve a number of uncertainties that may cause actual results to differ materially from expectations. Among these risks and uncertainties are the successful completion of the Offer, pricing and production levels from the properties in which Magellan and MPAL have interests, the extent of the recoverable reserves at those properties, the future outcome of the negotiations for gas sales contracts for the remaining uncontracted reserves at both the Mereenie and Palm Valley gas fields in the Amadeus Basin. In addition, MPAL has a large number of exploration permits and faces the risk that any wells drilled may fail to encounter hydrocarbons in commercially recoverable quantities. Any forward-looking information provided in this release should be considered with these factors in mind. Magellan assumes no obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.


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     This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy any securities of Magellan. The offer to exchange Magellan shares for MPAL shares will be made only by Magellan's Bidder's Statement and prospectus/proxy statement. Magellan intends to file with the Securities and Exchange Commission a Registration Statement on Form S-4, which will contain a prospectus/proxy statement in connection with the proposed Offer. The prospectus/proxy statement will be mailed to the stockholders of Magellan when it is finalized. Shareholders of Magellan are advised to read the prospectus/proxy statement when it becomes available, because it will contain important information. Such prospectus/proxy statement (when available) and other relevant documents may also be obtained, free of charge, on the Securities and Exchange Commission's website (http://www.sec.gov) or by request from the contacts listed below.

     Magellan and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed Offer. The participants in such solicitation may include Magellan's executive officers and directors. Further information regarding persons who may be deemed participants will be available in Magellan's proxy statement/prospectus to be filed with the Securities and Exchange Commission in connection with the proposed Offer.

FOR FURTHER INFORMATION:

In Australia
Paul Young / Peter Fraser, Baron Partners Limited - Tel: +61 2 9232 5500

In the United States
Daniel J. Samela, President and Chief Executive Officer of Magellan
- Tel: (860) 293-2006
W. Gregory Robertson, TM Capital Corp. - Tel (212) 809-1410


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        SCHEDULE A - SUMMARY OF CONDITIONS AND FURTHER TERMS OF THE OFFER

The Offer will be subject to conditions substantially as set out below:

1.   QUOTATION: Both:

     (a) an application for admission of the Magellan Shares in the form of Magellan CDIs to be issued under the Offer to quotation on ASX is made within 7 days after commencement of the Offer Period; and

     (b) permission for admission of the Magellan Shares in the form of Magellan CDIs to be issued under the Offer to quotation on ASX is granted no later than 7 days after the expiry of the Offer Period;

2. 90% MINIMUM ACCEPTANCE: The number of MPAL Shares in which Magellan and its Associates have a Relevant Interest at the expiry of the Offer Period is not less than 90% of the MPAL Shares then on issue, and Magellan satisfies any other requirements to effect compulsory acquisition of all outstanding MPAL Shares;

3. OTHER REGULATORY APPROVALS: All other necessary approvals for the proposed transaction are granted, given, made or obtained on an unconditional basis and, at the end of the Offer Period, remain in full force and effect in all respects and are not subject to any notice, intention or indication of intention to revoke, suspend, restrict, modify or not renew those approvals;

4. MAGELLAN SHAREHOLDER APPROVAL: All resolutions necessary to approve, effect and implement or authorise the implementation of the Offer and the acquisition of the MPAL shares are passed by the requisite majority of Magellan shareholders at a general meeting of Magellan shareholders expected to be held during January 2006;

5. U.S. REGISTRATION STATEMENT: The U.S. Registration statement is declared effective by the SEC and Magellan receives confirmation that all Magellan shares issued pursuant to the Offer will be registered with the SEC and freely tradeable immediately following their issuance;

6. NO ACQUISITION OR DISPOSAL OF MATERIAL ASSET: Except for any proposed transaction publicly announced by MPAL before the announcement of the offer (the "Announcement Date") none of the following events occurs during the period from the Announcement Date to the end of the Offer Period:

     (a) MPAL or any controlled entity of MPAL acquires, offers to acquire or agrees to acquire one or more companies, businesses or assets (or any interest in one or more companies, businesses or assets) for an amount in aggregate greater than $500,000 or makes an announcement in relation to such an acquisition, offer or agreement; or

     (b) MPAL or a controlled entity of MPAL enters into, offers to enter into or agrees to enter into any agreement, joint venture, partnership or commitment which would


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          require expenditure, or the foregoing of revenue by MPAL and/or its controlled entities of an amount which is, in aggregate, more than $500,000, other than in the ordinary course of business or makes an announcement in relation to such an entry, offer or agreement;

7. S&P ASX 200 INDEX: Before the end of the Offer Period, the S&P ASX 200 Index does not fall below 4,000 on any trading day;

8.   NO CHANGE IN CONTROL: No person has, or is entitled to have any right to:

     (a) terminate or alter any contractual relations between any person and any MPAL group entity; or

     (b)  require the sale of any securities in an MPAL group entity;

     as a result of the acquisition of MPAL shares by Magellan;

9. NO MATERIAL ADVERSE CHANGE: During the period commencing on the Announcement Date and ending on the expiry of the Offer Period, no change occurs or is announced that would reasonably be expected to affect the capital structure, business, financial or trading position, future profitability, condition of assets or liabilities of MPAL or a controlled entity of MPAL in a manner which would be material in the context of MPAL's operations as a whole;

10. NO LITIGATION: During the period commencing on the Announcement Date and ending on the expiry of the Offer Period, no litigation or arbitration proceedings have been or are instituted or threatened against MPAL or a controlled entity of MPAL which are material in the context of MPAL's operations as a whole;

11. NO REGULATORY INTERVENTION: During the period commencing on the Announcement Date and ending on the expiry of the Offer Period, no governmental agency or any other person takes any action to:

     (a) prohibit, prevent or inhibit the acquisition of, or trading in, MPAL shares;

     (b) impose conditions on the Offer which impose unduly onerous obligations upon Magellan or would materially affect the business or capital structure of MPAL; or

     (c) require the divestiture by Magellan of securities or assets of any MPAL group Entity;

     other than an application to or a decision or order of ASIC or the Takeovers Panel for the purpose of or in the exercise of the powers and discretions conferred on it by the Corporations Act;


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12.  NO PRESCRIBED OCCURRENCES: None of the following happens during the period commencing on the Announcement Date and ending on the expiry of the Offer Period (each being a separate condition):

     (a) the shares of MPAL or any of the controlled entities of MPAL are converted into a larger or smaller number of shares;

     (b) MPAL or a controlled entity of MPAL resolves to reduce its share capital in any way;

     (c)  MPAL or a controlled entity of MPAL:

          a.   enters into a buy-back agreement; or

          b. resolves to approve the terms of a buy-back agreement under sections 257C or 257D of the Corporations Act; or

          c. makes an issue of or grants an option to subscribe for any securities or agrees to make such an allotment or grant such an option; or

          d.   issues or agrees to issue convertible notes; or

          e. disposes or agrees to dispose of the whole or a substantial part of its business or property; or

          f. grants or agrees to grant an encumbrance over the whole or a substantial part of its business or property;

     (d) an insolvency event occurs with respect to MPAL or a controlled entity of MPAL.

13. NO SELECTIVE DISCLOSURE OF INFORMATION: At all times during the period from the Announcement Date to the end of the Offer Period, MPAL promptly (and in any event within 2 business days) provides to Magellan a copy of all information that is not generally available (within the meaning of the Corporations Act) relating to MPAL or any controlled entity of MPAL or any of their respective businesses or operations that has been provided by MPAL or any of their respective officers, employees, advisers or agents to any person (other than Magellan) for the purposes of soliciting, encouraging or facilitating a proposal or offer by that person, or by any other person, in relation to a transaction under which:

     (a) any person (together with its Associates) may acquire voting power of 10% or more in MPAL or any controlled entity of MPAL (whether by way of takeover bid, compromise or arrangement under Part 5.1 of the Corporations Act or otherwise);

     (b) any person may acquire, directly or indirectly (including by way of joint venture, dual listed company structure or otherwise), any interest in all or a substantial part of the business or assets of MPAL or any controlled entity of MPAL; or

     (c) that person may otherwise acquire control or merge or amalgamate with MPAL or any controlled entity of MPAL.


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